EXHIBIT 99.1
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
     The following unaudited pro forma combined financial statements are based on Odyssey HealthCare, Inc.’s (“Odyssey”) historical consolidated financial statements, adjusted to give effect to discontinued operations, and VistaCare, Inc.’s (“VistaCare”) historical consolidated financial statements using their respective fiscal year-ends and adjusted to give effect to the February 28, 2008 VistaCare acquisition. The unaudited pro forma combined financial statements of operations for the year ended December 31, 2007 give effect to the VistaCare acquisition as if it had occurred on January 1, 2007. The unaudited pro forma combined financial statements of operations for the three months ended March 31, 2008 give effect to the VistaCare acquisition as if it had occurred on January 1, 2007. Odyssey and VistaCare have had no intercompany activity that would require elimination in preparing the unaudited proforma consolidated financial statements.
     This information should be read in conjunction with the:
•	Accompanying notes to the Unaudited Pro Forma Combined Financial Statements;

•	Separate historical financial statements of Odyssey for the year ended December 31, 2007, which are contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007; and

•	Separate historical financial statements of Odyssey for the three months ended March 31, 2008, which are contained in our Quarterly Report on Form 10-Q for the three months ended March 31, 2008; and

•	Separate historical financial statements of VistaCare, for the fiscal year ended September 30, 2007, which are contained in VistaCare’s Annual Report on Form 10-K for the fiscal year ended September 30, 2007; and

•	Separate historical financial statements of VistaCare, for the quarter ended December 31, 2007, which are contained in VistaCare’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2007.
          The pro forma financial information is not necessarily indicative of the financial position and results of operations that would have been achieved had the merger been consummated on the dates indicated or of future operations of the combined company. The pro forma financial information does not include any potential net cost savings from the integration of operations or the closure of the VistaCare corporate office and corresponding transition of the VistaCare corporate office functions to Odyssey’s corporate office.

Unaudited Pro Forma Combined Statement of Operations
For the Year Ended December 31, 2007
(dollars in thousands, except per share amounts)

				September
	December 31, 2007			30, 2007
	Odyssey	Odyssey
	As	Discontinued	Odyssey	VistaCare As	Pro Forma
	Reported	Operations	Adjusted	Reported	Adjustments		Pro Forma

Net patient service revenue	$404,872	$(6,010)	$398,862	$241,085	$2,601	(a)	$642,548
Operating expenses:
Direct hospice care	240,137	(5,583)	234,554	163,652	(3,929	) (a)	394,277
General and administrative — hospice care	88,580	(2,914)	85,666	82,918	(39,143	) (a)	129,441
General and administrative — support center	43,162	—	43,162	—	39,143	(a)	82,305
Provision for uncollectible accounts	5,493	(148)	5,345	—	6,530	(a)	11,875
Depreciation	5,700	(185)	5,515	2,356	(410	) (c)	7,461
Amortization	244	—	244	1,175	(1,175	) (c)	244
Loss on disposal of assets	—	—	—	570	(400	) (c)	170
Gain on sale of hospice program	—	—	—	(1,105)	—		(1,105)
Impairment of long-lived assets	211	—	211	—	—		211
Certificate of need application costs	3,144	—	3,144	—	—		3,144

	386,671	(8,830)	377,841	249,566	616		628,023

Income (loss) from continuing operations before other income (expense)	18,201	2,820	21,021	(8,481)	1,985		14,525
Other income (expense):
Interest income	2,509	—	2,509	1,581	(142	) (d)	3,948
Interest expense	(208)	—	(208)	—	(10,098	) (b)	(10,306)
Other expense	—	—	—	(161)	—		(161)
Minority interest in loss of consolidated subsidiaries	(14)	—	(14)	—	—		(14)

	2,287	—	2,287	1,420	(10,240)		(6,533)

Income (loss) from continuing operations before provision for income taxes	20,488	2,820	23,308	(7,061)	(8,255)		7,992
Provision for income taxes	6,830	941	7,771	339	(3,219	) (e)	4,891

Income (loss) from continuing operations	$13,658	$1,879	$15,537	$(7,400)	$(5,036)		$3,101

Income (loss) per common share:
Basic	$0.41	$0.06	$0.47				$0.09

Diluted	$0.41	$0.06	$0.47				$0.09

Weighted average shares outstanding:
Basic	33,029	33,029	33,029				33,029
Diluted	33,188	33,188	33,188				33,188
The accompanying notes are an integral part of the unaudited pro forma combined financial statements.

Unaudited Pro Forma Combined Statement of Operations
For the Periods Ended March 31, 2008
(dollars in thousands, except per share amounts)

	Three Months	Two Months
	Ended March 31,	Ended February 29,
	2008	2008
	Odyssey As	VistaCare	Pro Forma
	Reported	Historical	Adjustments		Pro Forma

Net patient service revenue	$123,336	$36,391	$129	(a)	$159,856
Operating expenses:
Direct hospice care	72,894	25,411	(150	) (a)	98,155
General and administrative — hospice care	26,420	20,795	(13,027	) (a)	34,188
General and administrative — support center	13,925	—	13,027	(a)	26,952
Provision for uncollectible accounts	2,262	—	279	(a)	2,541
Depreciation	1,665	588	(264	) (c)	1,989
Amortization	65	—	—		65

	117,231	46,794	(135)		163,890

Income (loss) from continuing operations before other income (expense)	6,105	(10,403)	264		(4,034)
Other income (expense):
Interest income	650	—	(24	) (d)	626
Interest expense	(1,227)	—	(1,683	) (b)	(2,910)
Other expense	(13)	(107)	—		(120)
Minority interest in loss of consolidated subsidiaries	33	—	—		33

	(557)	(107)	(1,707)		(2,371)

Income (loss) from continuing operations before provision for income taxes	5,548	(10,510)	(1,443)		(6,405)
Provision (benefit) for income taxes	2,001	(3,678)	(563	) (e)	(2,240)

Income (loss) from continuing operations	$3,547	$(6,832)	$(880)		$(4,165)

Income (loss) per common share:
Basic	$0.11				$(0.13)

Diluted	$0.11				$(0.13)

Weighted average shares outstanding:
Basic	32,639				32,639
Diluted	32,802				32,639
The accompanying notes are an integral part of the unaudited pro forma combined financial statements.

NOTES TO UNAUDITED PRO FORMA
COMBINED FINANCIAL STATEMENTS
1. Forward-Looking Statements
     The unaudited pro forma combined financial statements and the documents that are incorporated by reference contain disclosures which are “forward-looking statements” within the meaning of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements regarding our future financial position and results of operations, business strategy and plans and objectives of management for future operations and statements containing the words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect” and similar expressions, as they relate to us, are forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions, which may cause our actual results, performance or achievements to differ materially from those anticipated or implied by the forward-looking statements. Such risks, uncertainties and assumptions include, but are not limited to: general market conditions; adverse changes in reimbursement levels under Medicare and Medicaid programs; our ability to successfully integrate and maintain the operations of the hospice programs acquired through our acquisition of VistaCare, Inc.; adverse changes in the Medicare payment cap limits and increases in our estimated Medicare cap contractual adjustments; decline in patient census growth; increases in inflation including inflationary increases in patient care costs; challenges inherent in and potential changes in our growth and development strategy; our ability to effectively implement our 2008 operations and development initiatives; our dependence on patient referral sources and potential adverse changes in patient referral practices of those referral sources; our ability to attract and retain healthcare professionals; increases in our bad debt expense due to various factors including an increase in the volume of pre-payment reviews by Medicare fiscal intermediaries; adverse changes in the state and federal licensure and certification laws and regulations; adverse results of regulatory surveys; delays in licensure and/or certification; government and private party legal proceedings and investigations; changes in state or federal income, franchise or similar tax laws and regulations; cost of complying with the terms and conditions of our corporate integrity agreement; adverse changes in the competitive environment in which we operate; our ability to liquidate our auction rate securities at their face value; adverse impact of natural disasters; and changes in our estimate of additional compensation costs under FASB Statement No. 123(R).
2. Basis of Presentation
     The pro forma combined financial statements reflect reclassification of certain hospice programs to discontinued operations in the first quarter of 2008, the combination of historical financial information of our company and VistaCare and the pro forma adjustments described in Notes 3, 4 and 5.
3. Discontinued Operations
     We, as part of our ongoing strategic review of Odyssey’s hospice programs, decided in the first quarter of 2008 to sell the Baton Rouge, Louisiana; Ventura, California; Fort Wayne, Indiana; and Oklahoma City, Oklahoma hospice programs. We also decided to close the Bryan/College Station, Texas hospice program and the Dallas, Texas inpatient unit.
4. Purchase Price
     The purchase price of $148,804 was determined by using 16,883,115 shares of VistaCare stock outstanding at a purchase price of $8.60 per share, payment of outstanding in-the-money VistaCare options at the difference between $8.60 per share and the underlying option exercise price, and an estimate of direct transaction costs.

Cash on hand	$22,967
Long-term debt issued	122,228

Total shares acquired	145,195
Payment of in-the-money options	1,909
Transaction costs	1,700

Total purchase price	$148,804

5. Pro Forma Adjustments
(a)	To reclassify VistaCare balances to conform to our presentation.

(b)	To record the issuance of long-term debt incurred as a result of the acquisition of $130.0 million at December 31, 2007 and adjust interest expense at an estimated rate of 7.25% (based on the interest rate of the new indebtedness). Interest expense for the year ended December 31, 2007 was $10.1 million and for the three months ended March 31, 2008 was $1.7 million related to the new debt. Interest expense also includes the estimated amortization of the deferred loan costs incurred of approximately $4.0 million.

(c)	To record the payment of the purchase price and adjust fixed assets and goodwill to reflect the preliminary purchase price allocation at December 31, 2007 and adjust related depreciation, amortization and write-off of capitalized software costs in the twelve month period results of operations as described below:

Current assets	$76,327
Property and equipment	6,032
Other assets	1,933
Goodwill	109,603

Total assets acquired	193,895
Current liabilities	41,695
Other liabilities	3,396

Net assets acquired	$148,804

The purchase price was allocated based on estimated fair values. The Company is in the process of obtaining independent appraisals of acquired property and equipment and identifiable intangible assets and their remaining useful lives.

The average estimated depreciable lives on the fixed assets acquired is 2.71 years.

(d)	To adjust interest income for cash used in the transaction at an average interest rate of 0.67%.

(e)	To adjust income tax provision (benefit) for the estimated impact of the pro forma adjustments using an effective tax rate of 39%.